                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      INDUSTRIAL DISTRIBUTION GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   (IDG LOGO)

                      INDUSTRIAL DISTRIBUTION GROUP, INC.

                                 April 16, 2001

To Our Stockholders:

     On behalf of the Board of Directors and management of Industrial Distribution Group, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001, at 4:00 p.m., Eastern Time, at 2500 Royal Place, Tucker, Georgia.

     At the Annual Meeting, stockholders will be asked to consider and approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan to increase the number of shares of Common Stock, from 500,000 to 1,000,000, that may be purchased pursuant to the plan, to approve an amendment to the Company's certificate of incorporation and bylaws relating to the classification of the Board of Directors, and to elect eight directors of the Company, all of the nominees for which are currently directors of the Company. Information about the proposals, the nominees and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company's 2000 Annual Report to Stockholders, which contains financial statements and other important information about the Company's business, is also enclosed.

     It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote in favor of all of the proposals, including the re-election of the directors, all you need to do is sign and date the proxy card.

     Please complete and return the proxy card in the enclosed envelope, whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     I hope you are able to attend, and look forward to seeing you.

                                          Sincerely,

                                          /s/ PATRICK S. O'KEEFE
                                          Patrick S. O'Keefe
                                          President and Chief Executive Officer

                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                           950 EAST PACES FERRY ROAD
                                   SUITE 1575
                             ATLANTA, GEORGIA 30326
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

                      ------------------------------------
To the Stockholders of
Industrial Distribution Group, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Industrial Distribution Group, Inc. will be held at 4:00 p.m., Eastern Time, Wednesday, May 16, 2001, at 2500 Royal Place, Tucker, Georgia for the following purposes:

          1. To approve an amendment to the Company's Amended and Restated Employee Stock Purchase Plan to increase the number of shares of Common Stock, from 500,000 to 1,000,000, that may be purchased pursuant to the plan;

          2. To approve an amendment to the Company's certificate of incorporation and bylaws relating to the classification of the Board of Directors;

          3. To elect eight directors to constitute the Board of Directors to serve until their term has expired and until their successors, if there are to be any, are elected and qualified; and

          4. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

     Only stockholders of record on April 12, 2001, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /S/ JACK P. HEALEY
                                      Jack P. Healey
                                      Secretary

APRIL 16, 2001

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                   (IDG LOGO)

                      INDUSTRIAL DISTRIBUTION GROUP, INC.
           ---------------------------------------------------------

                                PROXY STATEMENT
                              DATED APRIL 16, 2001
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

           ---------------------------------------------------------

     This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Industrial Distribution Group, Inc. ("IDG" or the "Company") for use at IDG's 2001 Annual Meeting of Stockholders ("Annual Meeting") to be held on Wednesday, May 16, 2001, including any postponement, adjournment, or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about April 16, 2001.

     Only stockholders of record at the close of business on April 12, 2001 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 8,878,891 shares of common stock, $.01 par value per share ("Common Stock"), of IDG outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the stockholders. The vote required for approval of each matter submitted to the stockholders is described with the discussion of that matter in this Proxy Statement.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     Proxies that are executed, but that do not contain any specific instructions, will be voted for approval of the amendment to the Company's Amended and Restated Employee Stock Purchase Plan, for approval of the amendment to IDG's certificate of incorporation and bylaws classifying the Board of Directors, for the election of all the nominees for directors specified herein, and, in the discretion of the persons appointed as proxies, on any other matter that may properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

     A copy of the Company's 2000 Annual Report to Stockholders (including substantive excerpts from the Company's Annual Report on Form 10-K) is being furnished herewith to each stockholder of record as of the close of business on the Record Date. Additional copies of the 2000 Annual Report to Stockholders will be provided free of charge upon written request to:

                      INDUSTRIAL DISTRIBUTION GROUP, INC.
                           950 EAST PACES FERRY ROAD
                                   SUITE 1575
                             ATLANTA, GEORGIA 30326
                      ATTN.: INVESTOR RELATIONS DEPARTMENT

     If the person requesting the Annual Report was not a stockholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the information concerning the beneficial ownership of Common Stock, which is the only class of voting stock of the Company, at February 28, 2001, by (1) each person known to the Company to beneficially own more than 5% of the Common Stock, (2) each director, nominee for director, and designated highly compensated executive officer, and (3) all directors and executive officers of the Company as a group. Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

                                                              SHARES BENEFICIALLY
NAME OF BENEFICIAL OWNER                                             OWNED          PERCENT(1)
------------------------                                      -------------------   ----------
Edmundson International, Inc.
Consolidated Electrical Distributors, Inc.
Portshire Corp.
Lincolnshire Associates Ltd.                                       1,232,700           14.0%
Employees' Retirement Plan of
  Consolidated Electrical Distributors,
  Inc.
Dimensional Fund Advisors, Ind.(3)..........................         642,300            7.3%
Andrew B. Shearer(4)........................................         541,500            6.1%
William J. Burkland(5)......................................         161,777            1.8%
George L. Sachs, Jr.(6).....................................          86,171            1.0%
Patrick S. O'Keefe(7).......................................         252,171            2.8%
Jack P. Healey(8)...........................................          47,678              *
Thomas W. Aldridge, Jr.(9)..................................          14,456              *
David K. Barth(10)..........................................          37,066              *
William T. Parr(11).........................................          12,200              *
William R. Fenoglio(12).....................................          13,000              *
Richard M. Seigel(13).......................................          58,667              *
All Directors and Executive Officers as a Group (10
  persons)(14)..............................................       1,224,686           13.5%

------------------------

 *  Denotes less than 1%.
(1) The percentages shown are based on 8,820,204 shares of Common Stock outstanding on February 28, 2001 plus, as to each person and group listed, the number of shares of Common Stock deemed owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), assuming the exercise of options held by such holder that are exercisable within 60 days of February 28, 2001.
(2) The address of Edmundson International, Inc. ("Edmundson") and Consolidated Electrical Distributors, Inc. ("CED") is 31356 Via Colinas, Westlake Village, California 91362. The address of Portshire Corp. ("Portshire") and Lincolnshire Associates, Ltd. ("Lincolnshire") is 2550 Midway Road, Suite 220, Carrollton, Texas 75006. The address of Employees' Retirement Plan of Consolidated Electrical Distributors, Inc. (the "Retirement Plan") is 700 S. Flower Street (c/o BNY Western Trust Co.), Los Angeles, California 90071. The listed owners are affiliated with each other and therefore the aggregate number of shares listed above could be voted together. Specifically, CED is the sponsor of the Retirement Plan and is the sole shareholder of Edmundson; Edmundson is the sole shareholder of Portshire; and Portshire is the general partner of Lincolnshire. The listed owners have filed a Schedule 13D with the Securities and Exchange Commission (the "Commission") as members of a group.
(3) The address of Dimensional Fund Advisors, Inc. is 1229 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The listed owner has filed a Schedule 13G with the Commission and claims voting and investment power with respect to all 642,300 shares.
(4) Includes 16,667 shares subject to exercisable options. The address for Mr. Shearer is 3100 Farmtrail Road, York, PA 17402.
(5) Includes an aggregate of 300 shares held by Mr. Burkland as custodian for his three minor children and 16,667 shares subject to exercisable options. Does not include an aggregate of 28,966 shares owned by Mr. Burkland's wife, with respect to which Mr. Burkland disclaims beneficial ownership.

 (6) Includes 16,667 shares subject to exercisable options.
 (7) Includes 100,000 shares that are restricted. Includes 125,000 shares subject to exercisable options.
 (8) Includes 6,667 shares subject to exercisable options.
 (9) Includes 7,500 shares subject to exercisable options.
(10) Includes 10,000 shares subject to exercisable options. Does not include an aggregate of 9,000 shares owned by Mr. Barth's adult children, with respect to which Mr. Barth disclaims beneficial ownership.
(11) Includes 10,000 shares subject to exercisable options. Does not include an aggregate of 1,200 shares owned by Mr. Parr's wife, with respect to which Mr. Parr disclaims beneficial ownership.
(12) Includes 10,000 shares subject to exercisable options.
(13) Includes 26,667 shares subject to exercisable options.
(14) Includes an aggregate of 245,835 shares subject to exercisable options that are held by the persons in the group.

             APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                       (ITEM NUMBER 1 ON THE PROXY CARD)

SUMMARY AND PURPOSE OF AMENDMENT

     The Board of Directors approved an amendment to the Amended and Restated Employee Stock Purchase Plan (the "Plan") on March 23, 2001 to increase the shares of Common Stock authorized for issuance under the Plan from 500,000 to 1,000,000 shares, subject to stockholder approval. The amendment, if approved by the stockholders, will be effective as of such date. In all other respects, the terms of the Plan are not changed.

     The Board of Directors believes that the Plan plays an integral role in the ability of the Company to attract and retain key employees and to provide incentives for such persons to promote the financial success of the Company. Because almost all shares available for purchase under the Plan have been purchased, the number of shares authorized for purchase pursuant to the Plan must be increased to allow qualified employees of the Company to purchase additional shares under the Plan. In the opinion of the Board of Directors, an increase in the number of shares to 1,000,000 is necessary to give the Company a sufficient amount of shares to meet anticipated needs for purchases under the Plan to be able to attract, retain, and motivate key employees.

     The following description of the material features of the Plan is a summary and is qualified in its entirety by reference to the Plan, a copy of which will be provided to any stockholder upon written request to the Company.

DESCRIPTION OF PLAN

     The Company adopted the Plan under which qualified employees of the Company and its subsidiaries have the right to purchase shares of Common Stock on a quarterly basis through payroll deductions by the employee. A qualified employee is an employee of the Company or a subsidiary (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) that has adopted the Plan (a) whose customary employment is for more than five months in any calendar year; (b) has completed at least ninety (90) days of continuous service; and (c) is not deemed for purposes of Section 423 of the Code to own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company.

     After the amendment, a total of 1,000,000 shares of Common Stock, which may be unissued shares or shares of Common Stock acquired in the market or directly from stockholders, will be available for purchase under the Plan, subject to appropriate adjustment for stock dividends, stock splits or combination of shares, recapitalization or other changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Company's Board of Directors. The price to be paid for a share of Common Stock under the Plan is 85% of the fair market value (as defined in the Plan) of a share of Common Stock at the beginning or the end of each quarterly purchase period, whichever is lower. The amount of any participant's payroll deductions or cash contributions made pursuant to the Plan may not exceed 10% of such participant's total annual compensation and may not exceed $25,000 per year. The Plan may be terminated or amended by the Company's Board of Directors; provided, however, that no amendment may (1) disqualify the Plan under Section 423 of the Code or (2) be made without the consent of a participant with respect to any shares of Common Stock previously purchased for him or her under the Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. Under the Code, a participant will not realize income at the time the offering commences or when the shares purchased under the Plan are transferred to him or her. If a participant disposes of such shares after two years from the offering date, and after one year from the date of the transfer of such shares to him or her, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (a) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (b) 15% of the fair market value of such shares at the time the offering commenced. The participant's basis in such shares will be increased by the amount so includable as income, and any gain or loss computed with reference to such adjusted basis will be a capital gain or loss, either short-term, mid-term, or long-term, depending on the holding period for such shares. The Company will not be entitled to any tax deduction if the participant satisfies these holding period requirements.

     If a participant disposes of shares purchased under the Plan within the above two-year or one-year periods, the participant will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the purchase date over the purchase price. The participant's basis in such shares will be increased by the amount includable as income, and any gain or loss computed with reference to such adjusted basis will be a capital gain or loss, either short-term, mid-term, or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, the Company will be entitled to a deduction equal to the amount the participant is required to include in income.

     A participant who is a nonresident of the United States will generally not be subject to the federal income tax rules described above with respect to shares of common stock purchased under the Plan.

NEW PLAN BENEFITS

     As of March 23, 2001, approximately 64,000 shares were available for purchase under the Plan. The Company expects that qualified employees in the near future will make purchases under the Plan that will be made possible as a result of the stockholders' approval of the amendment being sought at the Annual Meeting.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Stockholder approval of the Amendment to the Amended and Restated Plan is required under the Code and the terms of the Plan because the proposal would increase the aggregate number of shares of Common Stock from which purchases can be made under the Plan. The affirmative vote of a majority of the shares of Common Stock of the Company represented and voted at the Annual Meeting, assuming the presence of a quorum, is required to approve the amendment.

     The Board, which unanimously approved the amendment, recommends a vote "For" approval of the amendment to the Plan by all of the Company's stockholders who are entitled to vote. The full text of the proposed amendment is attached as Exhibit A to this Proxy Statement.

                           AMENDMENT OF THE COMPANY'S
                    BYLAWS AND CERTIFICATE OF INCORPORATION
            RELATING TO THE CLASSIFICATION OF THE BOARD OF DIRECTORS
                       (ITEM NUMBER 2 ON THE PROXY CARD)

SUMMARY AND PURPOSE OF AMENDMENTS

     The Board of Directors voted to amend the Company's Bylaws and Certificate of Incorporation on February 28, 2001 to create a classified Board of Directors. The amendments to the Bylaws and Certificate of Incorporation, if approved by the stockholders, will be effective as of such date. In all other respects, the Bylaws and Certificate of Incorporation remain the same.

     The Board of Directors believes that it is advisable and in the best interest of the Company to create a Board of Directors whose members serve staggered three-year terms. The Company's Board of Directors has unanimously adopted, subject to the approval of the stockholders at the Annual Meeting, amendments to the Company's present Bylaws and Certificate of Incorporation. The amendment calls for the directors to be classified with respect to the time during which they hold office, dividing them into three classes. The initial term of the Class I directors will expire at the annual meeting of stockholders in 2002, the initial term of Class II directors will expire at the annual meeting of stockholders in 2003, and the initial term of the Class III directors will expire at the annual meeting of stockholders in 2004. Following their initial term, the members of each class will serve three-year terms. In the event that one or more vacancies occurs in the Board of Directors because of the death of a director, resignation or otherwise, the remaining directors may, by a majority vote, elect a successor or successors for the unexpired term or terms.

     Creating classes of directors makes it difficult for stockholders to change the composition of the Board of Directors at a single meeting. However, classifying the Board in this manner will help ensure the continuity and stability of the Company's management and policies. At least two annual stockholders' meetings, instead of one, will generally be required for stockholders to effect a change in control of the Board. Although the Company has not encountered any lack of continuity or stability, the Board believes that requiring a longer period of time to elect a majority of directors will help to assure continuity and stability of the Company's affairs and policies in the future. The classification provisions could also discourage a third party from accumulating large blocks of Company stock to attempt to obtain control of the Company, even though such an attempt might be beneficial to the Company or to stockholders.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

     Stockholder approval of the amendment to the Bylaws is required under the Delaware General Corporation Law because the proposal would divide the Company's Board into three classes. The affirmative vote of holders of a majority of the shares of Common Stock of the Company, represented and voted at the Annual Meeting, assuming the presence of a quorum, is required to approve the amendment to the Bylaws. Stockholder approval of an amendment to the Certificate of Incorporation is also required under the Delaware General Corporation Law.

     The Board, which approved the amendments to the Bylaws and Certificate of Incorporation recommends a vote "For" approval of the amendments to the Bylaws and Certificate of Incorporation by all of the Company's stockholders who are entitled to vote. The full text of the proposed amendment to the Bylaws and Certificate of Incorporation is attached as Exhibits B and C to this Proxy Statement, respectively.

                             ELECTION OF DIRECTORS
                       (ITEM NUMBER 3 ON THE PROXY CARD)

     The Bylaws of IDG provide that the Board of Directors shall consist of not less than three nor more than fifteen directors, with the exact number being set from time to time by the Board. The Board presently consists of eight directors, each of whom serves until the expiration of his term and until his successor, if there is to be one, is elected and qualified. Classification of the Board of Directors has been approved by the Board of

Directors and will be voted upon by the stockholders at the Annual Meeting. The classification of the Board of Directors is wholly contingent upon the approval by the stockholders.

     Directors are elected by a plurality of the votes cast by the holder of shares of Common Stock entitled to vote for the election of directors at a meeting at which quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote for the election of directors. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee.

     If Item 2 is approved by the stockholders, all duly executed proxies will be voted for the classification of the nominees identified below into three classes and their election to serve as directors of the Company for the terms set forth below until their successors are elected and qualified. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors. Nominations are made in order to provide that Directors are divided into three classes, as nearly equal in number as possible.

NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2002 (CLASS I)
David K. Barth
George L. Sachs, Jr.

NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2003 (CLASS II)
William J. Burkland
William R. Fenoglio
William T. Parr

NOMINEES FOR ELECTION WHOSE TERMS WILL EXPIRE IN 2004 (CLASS III)
Patrick S. O'Keefe
Andrew B. Shearer
Richard M. Seigel

     If the proposal to amend the Company's Bylaws and Certificate of Incorporation to provide for a classified Board of Directors is not approved, all duly elected proxies will be voted for the election of nominees identified below to serve for a term of one year and until their successors are elected and qualified. Information with respect to each current director and nominee, including biographical data for at least the last five years, is set forth below:

                                                                       PRESIDENT
DAVID K. BARTH                                               BARTH SMITH COMPANY

Mr. Barth, age 57, is the President of Barth Smith Company, an investment and management consulting firm, which he founded in 1991 and which assisted the Company with its formation in 1997. Prior to that time, he served as Vice President, Planning and Development, from 1985 to 1990, and Treasurer, from 1979 to 1984, of W.W. Grainger, Inc., a national distributor of maintenance, repair, and operating supplies and related information to commercial, industrial, contractor, and institutional customers. Mr. Barth also served as Treasurer, Financial Services Group, from 1975 to 1979, and Manager, Treasury Operations, from 1972 to 1975, of Borg-Warner Corporation, a multinational diversified manufacturing, finance, and services company. Mr. Barth is a member of the Executive and Compensation Committees of the Board of Directors.

                                                                  VICE PRESIDENT
WILLIAM J. BURKLAND                                                  IDG SEATTLE

Mr. Burkland, age 39, is a co-founder of the Company. Mr. Burkland has served since 1994 as a Vice President of the IDG Seattle business unit, formerly B&J Industrial Supply Company ("B&J"), one of the companies that founded the Company in 1997. From 1992 to 1994, Mr. Burkland served as B&J's Director of International Sales, during which time he initiated, managed, and expanded B&J's international business.

                                               CHIEF EXECUTIVE OFFICER (RETIRED)
WILLIAM R. FENOGLIO                                                  AUGAT, INC.

Mr. Fenoglio, age 61, served as the President and Chief Executive Officer of Augat, Inc., a manufacturer of connector products, from 1994 to 1996. Prior to that time, Mr. Fenoglio served as President and Chief Executive Officer (1991 to
1994) and Chief Operating Officer (1985 to 1991) of Barnes Group, Inc., a diversified manufacturer and distributor which owns Bowman Distribution Company. From 1961 to 1984, Mr. Fenoglio was employed by General Electric Corporation and served as the Vice President and General Manager of the Component Motor Division from 1981 to 1984. Mr. Fenoglio is currently a director of Standex International, Inc., and he has served as Chairman of the Board of Connecticut Business & Industry Association. Mr. Fenoglio is a member of the Executive, Compensation and Audit Committees of the Board of Directors.

                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
PATRICK S. O'KEEFE                           INDUSTRIAL DISTRIBUTION GROUP, INC.

Mr. O'Keefe, age 48, became President and Chief Executive Officer of the Company on December 1, 1999. Prior to joining the Company, Mr. O'Keefe served as President of the ZEP Chemical Unit of National Service Industries from December 1997 to October 1999. From July 1996 to July 1997, Mr. O'Keefe served as the President and Chief Executive Officer of Huttig Building Products (formerly a subsidiary of Crane Co.) and from June 1994 to June 1996 he served as the President and Chief Executive Officer of Crane Canada (a subsidiary of Crane Co.). Mr. O'Keefe is a member of the Executive Committee of the Board of Directors.

                                                                   VICE CHAIRMAN
WILLIAM T. PARR                                            J. SMITH LANIER & CO.

Mr. Parr, age 64, has served as Vice Chairman and a director of J. Smith Lanier & Co., an insurance placement company, since 1980. Mr. Parr is currently a director of ITC DeltaCom, Inc., and he also currently serves as a director of ITC Holding Company, Inc. and several of its subsidiaries. Mr. Parr is a member of the Executive, Audit and Compensation Committees of the Board of Directors.

                                                                       PRESIDENT
GEORGE L. SACHS, JR.                                               IDG ST. LOUIS

Mr. Sachs, age 59, is a co-founder of the Company. Mr. Sachs has served since 1985 as the President of the IDG St. Louis business unit, formerly Tri-Star Industrial Supply, Inc. ("Tri-Star"), one of the companies that founded the Company in 1997, and from 1978 to 1985, he served as Tri-Star's Vice President-Finance. Prior to joining Tri-Star, Mr. Sachs served as an Audit Manager for Arthur Andersen & Co. from 1968 to 1978.

                                                           CHAIRMAN OF THE BOARD
RICHARD M. SEIGEL                            INDUSTRIAL DISTRIBUTION GROUP, INC.

Mr. Seigel, age 55, became Chairman of the Board on March 4, 1999, and served as President and Acting Chief Executive Officer of the Company from March 8, 1999 to November 30, 1999. Mr. Seigel is the retired former Chairman and Chief Executive Officer of SYSCO Food Services of Los Angeles, a subsidiary of SYSCO Corporation, with which he had held the position of Senior Vice President Foodservice operations. Prior to that, Mr. Seigel was President of Continental Foodservice Company, a national distributor of foodservice products. Mr. Seigel is a member of the Executive, Audit and Compensation Committees of the Board of Directors.

                                                                       PRESIDENT
ANDREW B. SHEARER                                                       IDG YORK

Mr. Shearer, age 37, is a co-founder of the Company. Mr. Shearer has served since 1991 as the President of the IDG York business unit, formerly Shearer Industrial Supply Co. ("Shearer"), one of the companies that founded the Company in 1997. Prior to becoming President, Mr. Shearer was employed by Shearer in various positions from 1985.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company's 2000 fiscal year, the Board held six meetings. The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company's affairs. The Company has no standing nominating committee or other committee performing similar functions.

     Each of the directors attended all of the Board meetings and meetings of committees on which he served.

     Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Barth, Fenoglio, Parr, O'Keefe, and Seigel, comprise the members of the Executive Committee. The Executive Committee held six meetings during fiscal 2000.

     Audit Committee. The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews audit reports on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. Messrs. Fenoglio, Parr, and Seigel comprise the members of the Audit Committee. The Audit Committee held four meetings during fiscal 2000.

     Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of senior management, the review of management recommendations relating to incentive compensation plans, the administration of the Company's stock option and stock purchase plans, the review of compensation of directors, and consultation with management and the Board on senior executive continuity and organizational matters. Messrs. Barth, Fenoglio, Parr, and Seigel comprise the members of the Compensation Committee. The Compensation Committee held four meetings during fiscal 2000. Messrs. Fenoglio and Seigel comprise the members of a subcommittee of the Compensation Committee to act with respect to certain matters of compensation to the Company's most highly compensated executive officers in order to comply with requirements of Section 162(m) of the Internal Revenue Code.

DIRECTORS' COMPENSATION

     The Company pays its outside directors an annual fee of $20,000, payable quarterly, and an additional $15,000 annually to its non-executive Chairman of the Board. The Company also pays each director $1,000 for each meeting attended in person, reimburses all directors for their travel and other expenses incurred in connection with attending Board or Committee meetings, and also reimburses its outside directors for actual expenses otherwise incurred in performing their duties. The Company also pays certain health insurance costs for Messrs. Barth, Fenoglio, Parr and Seigel; such costs were $24,277 in total for 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 2000, to or for those individuals who served as the Company's chief executive officer during 2000 and both of the Company's two other executive officers who were paid or accrued at least $100,000 during fiscal 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                ----------------------------
                                                                           AWARDS
                                      ANNUAL COMPENSATION       ----------------------------
                                  ---------------------------   RESTRICTED     SECURITIES
                                  FISCAL                          STOCK        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION(S)     YEAR     SALARY     BONUS     AWARD(S)    OPTIONS/SARS(#)   COMPENSATION
------------------------------    ------   --------   -------   ----------   ---------------   ------------
Patrick S. O'Keefe..............   2000    $275,000        --          --            --           $    0
  Chief Executive Officer and      1999      22,916        --    $387,500            --              272
  President(1)
Jack P. Healey..................   2000     205,000        --          --            --            4,587
  Senior Vice President, Chief     1999     187,500   $22,000          --            --            3,271
  Financial Officer and            1998     175,000   $25,000          --            --            3,271
  Secretary
Thomas W. Aldridge, Jr. ........   2000     207,000        --          --            --            1,658
  Senior Vice President(2)         1999     195,000        --          --            --            3,271
                                   1998      86,250        --          --        15,000            1,362

------------------------

(1) Mr. O'Keefe's employment by the Company commenced December 1, 1999. In connection therewith, Mr. O'Keefe received 100,000 shares of the Common Stock that are restricted and subject to forfeiture if he ceases to be employed by the Company. The forfeiture provisions lapse as to 25,000 shares on each of the four anniversary dates of the date of grant. Additional restrictions relating to the trading price of the Common Stock were removed by the compensation committee in January, 2001. The closing trading price of the Common Stock on the date of grant was $3.875. Although no dividends are expected to be declared on the Common Stock, if the Company does declare and pay any dividends on its Common Stock in the future, such dividends will be paid on the Common Stock granted to Mr. O'Keefe.
(2) Mr. Aldridge's employment by the Company commenced August 1, 1998.

     The following table sets forth the fiscal year-end value of unexercised options held by the Named Executive Officers at the end of fiscal 2000.

                         FISCAL YEAR-END OPTION VALUES

                                                 NO. OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                       FISCAL YEAR END             AT FISCAL YEAR END(1)
                                                 ----------------------------   ---------------------------
                                                 EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------    -------------   -----------   -------------
Patrick S. O'Keefe.............................    100,000         300,000          --             --
Jack P. Healey.................................      3,333           6,667          --             --
Thomas W. Aldridge, Jr.........................      7,500           7,500          --             --

------------------------

(1) As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the closing sale price of the Company's Common Stock on the New York Stock Exchange ("NYSE") as of the last business day of its fiscal year, December 31, 2000, which was $1.75 per share. Because the closing sale price of the Company's Common Stock on December 31, 2000 was less than the exercise price of the options, no unexercised options were in-the-money.

                              CERTAIN TRANSACTIONS

FORMATION OR COMBINATION RELATED MATTERS

     Upon consummation of the formation of the Company (the "Combination"), the Company succeeded to certain real property leases as lessee with respect to which stockholders of the Company (former stockholders of certain of the nine companies that formed the Company (the "Founding Companies")), or their affiliates, are the lessors. The Company believes that the monthly rent and other terms of each of these leases are not less favorable to the Company than could be obtained from unaffiliated parties for comparable properties in the respective geographic areas. Specifically, the Company leases property in (1) Spokane, Washington from a company in which the father of William J. Burkland has a 25% ownership interest; (2) Whitehall, Pennsylvania from Andrew B. Shearer; (3) Lancaster, Williamsport, and York, Pennsylvania from a trust of which Andrew B. Shearer's mother is the trustee and he and his father, sisters, and deceased brother's estate are the beneficiaries; (4) Reading, Pennsylvania from a trust of which Andrew B. Shearer and his father, mother, sisters, and deceased brother's estate are the beneficiaries; and (5) St. Louis and Springfield, Missouri from a company in which George L. Sachs, Jr. has a 15% ownership interest. Messrs. Burkland, Shearer, and Sachs are directors of the Company, and Mr. Shearer is also a principal stockholder of the Company.

     Prior to the Combination, B&J had agreed to pay Charles T. Burkland, a former president and a significant stockholder of B&J, a non-qualified, unfunded pension in the amount of $10,000 per month during his lifetime and thereafter to his spouse, if she survived him, for her lifetime. As a condition to B&J's participation in the Combination, B&J made a lump sum payment of $1.11 million to Charles T. Burkland in exchange for relief from its obligation to make such monthly pension payments through 2012. As part of that arrangement, the Company agreed to make such $10,000 monthly payments beginning in January 2013, if either Mr. Burkland or his spouse is then surviving, and continuing thereafter until both of them are deceased. In addition, the Company has agreed to pay 75% of the health and dental insurance costs of Mr. Burkland and his spouse until their deaths. Mr. Burkland is 73 years old, and his spouse is 69 years old. Mr. Burkland is the father of William J. Burkland, a director of the Company.

OTHER RELATED PARTY MATTERS

     During 2000, the Company has paid approximately $1,020,157 in insurance premiums, of which $70,000 constituted a servicing fee, to J. Smith Lanier & Co., an independent insurance agency, in connection with business and health insurance purchased by the Company. William T. Parr, a director of the Company, is the Vice Chairman of, and has less than 10% ownership interest in, J. Smith Lanier & Co.

     In July 1998, an operating subsidiary of the Company entered into a real property lease as lessee with respect to which Andrew B. Shearer is the lessor. The property is located in York, Pennsylvania and serves as the Company's primary distribution center in the Mid-Atlantic region. The term of the lease is for ten years and expires in December, 2008 with annual rent under the lease of $319,215. The Company believes that the annual rent and other terms of this lease are not less favorable to the Company than could be obtained from unaffiliated parties for a comparable property in the York, Pennsylvania area. Mr. Shearer is a principal stockholder and director of the Company.

POLICY RESPECTING RELATED PARTY TRANSACTIONS

     On July 10, 1997, the Board of Directors adopted a policy that any transactions between the Company and any of its officers, directors, or principal stockholders or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by a majority of the disinterested members of the Board of Directors. The Audit Committee of the Board of Directors is responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Barth, Fenoglio, Parr, and Seigel served as members of the Company's Compensation Committee throughout the 2000 fiscal year. Mr. Seigel is the Chairman of the Board of the Company. None of the other members of the Committee is an officer or former officer of the Company.

     None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

                        REPORT OF COMPENSATION COMMITTEE

     This report sets forth the factors currently being used in the Company's compensation programs for its executive officers and describes the basis on which fiscal 2000 compensation determinations were made with respect to the executive officers of the Company, including the Chief Executive Officer and the other Named Executive Officers of the Company.

GENERAL COMPENSATION PHILOSOPHY

     The Compensation Committee (the "Committee") seeks to develop programs and policies for the compensation of the Company's executive officers that will link the compensation of executive officers to the performance of the Company and its business units. The Committee intends that such a link will align the financial interests of the Company's executive officers with those of its stockholders.

     The Committee has identified several objectives for the Company's compensation programs and policies, and it has determined that, to achieve these objectives, the Company will use a combination of base salary, short-term and long-term incentive plans, and performance bonus criteria in order to tie executive compensation to increases in the Company's earnings and return on stockholders' equity. While specific amounts and parameters are established after further review and analysis, the Company's compensation programs will consist of the following basic components:

     - Reasonably competitive base salaries, in light of the Company's stage of development and position within its industry;

     - The issuance of performance-based stock options and restricted shares of stock;

     - Potentially significant annual incentive bonuses under the Company's Management Incentive Program; and

     - Customary benefits.

     The Committee's formulation of the Company's compensation programs and policies for executive officers is monitored and reviewed on an ongoing basis in order for the Committee to determine the appropriateness of the compensation paid to each of the executive officers of the Company from time to time in light of its compensation philosophy and developments in the Company's industry and generally. While promoting initiative and providing incentives for superior performance by executives on behalf of the Company for the benefit of its stockholders, the Committee also seeks to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance stockholder value over the long-term as well as the short-term.

BASE SALARIES

     The Company has established the current base salaries of its executive officers without reference to specific Company performance criteria. The base salary for the Chief Executive Officer during 2000 was established in negotiations with the approval of the Committee. Such base salaries were intended to be competitive when compared to amounts paid to executive officers of similar businesses in structure, size, and market orientation. The Committee reviews salaries of the Company's executive officers on an annual basis.

STOCK INCENTIVE PLAN

     During fiscal 2000, the Company granted options to purchase an aggregate of 12,500 shares of Company Common Stock to 25 employees, none of which were granted to any of the Company's executive officers, pursuant to its Stock Incentive Plan. Under the Stock Incentive Plan, the Company is permitted to issue stock options that are qualified as incentive stock options under the Internal Revenue Code (the "IRC"), options that are not so qualified, direct awards of shares of stock, stock appreciation rights and other forms of awards that use (or are based on) shares of Common Stock. To date, the Company has issued only non-qualified stock options under the Stock Incentive Plan.

     Stock options are awarded to executive officers and other persons both to recognize outstanding contributions that they have made to the Company's financial performance, and to encourage and provide incentives to continue to make such contributions. While the Company has the flexibility to grant below-market options, its policy has been to grant options at fair market value, with vesting over a period of several years, in order to better align the personal interests of optionees with those of the stockholders of the Company.

ANNUAL INCENTIVE COMPENSATION

     The Company provides annual incentive compensation to executive officers of the Company through its Management Incentive Program. The Management Incentive Program is designed to offer compensation opportunities that are tied directly to Company performance. The Management Incentive Program, at least as it relates to designated executive officers of the Company, is administered by a subcommittee of the Committee that will include only those members who qualify as "outside" directors under Section 162(m) of the IRC. Pursuant to the Management Incentive Program, the subcommittee establishes the specific criteria and performance measures each year that are applicable to the Company's designated Executive Officers for the purpose of earning incentive compensation or bonuses for such year under the Management Incentive Program. Incentive compensation for executive officers is currently based upon attaining certain earnings per share targets approved by the Board of Directors.

BENEFITS

     Executives are also eligible to participate in the Company's regular employee benefit programs, including a 401(k) retirement savings plan, group medical and dental coverage, group life insurance, group long-term disability insurance, and other group benefit plans. Substantially all decisions with respect to such benefits are made on a group basis, and no individual decisions were made with respect to the executive officers during fiscal 2000.

COMPENSATION OF CEO

     Mr. O'Keefe, who became the Company's Chief Executive Officer and President on December 1, 1999, receives an annual base salary of $275,000, which will be reviewed annually, and is eligible for an annual bonus determined by the Board of Directors. In connection with his employment, Mr. O'Keefe also received 100,000 shares of Common Stock, which are restricted and subject to forfeiture over a four year period from December 1, 1999, and options to purchase 400,000 shares of Common Stock that vest in 25% increments on the anniversary of the date of grant. In January 2001, the Company granted Mr. O'Keefe options to purchase 100,000 shares of common stock under the Company's Stock Incentive Plan that vest in 25% increments on the date of grant and the first three anniversaries of the date of grant. The Committee believes that the compensation terms of Mr. O'Keefe's employment (as well as the terms for the initial purchase of shares and the grant of options, in the circumstances in which they were granted) are consistent with the fundamental elements that comprise the Company's executive compensation philosophy. The Committee believes that the base salary to Mr. O'Keefe is competitive with the Company's industry, and the opportunities for value from the shares of restricted stock and stock options are tied to increases in the price levels of the Company's Common Stock and thus to enhanced value to the Company's stockholders. Mr. O'Keefe is also eligible to participate in employee benefit plans as generally made available to senior management of the Company, including the Stock Incentive Plan and the Management Incentive Program.

 David K. Barth -- William R. Fenoglio -- William T. Parr -- Richard M. Seigel

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee is comprised of two independent members and one member that is not classified as independent by the listing standards of the New York Stock Exchange ("NYSE"). Richard M. Seigel is not considered independent under the NYSE's standards because he served as Acting President and Chief Executive Officer from March 8, 1999 until November 30, 1999, during which time, the Company conducted a search for a permanent President and Chief Executive Officer. Even though Mr. Seigel is not considered independent by the standards of the NYSE, the Board of Directors determined to use the limited exemption in accordance with Section 303.02(D) of the NYSE listing standards to appoint him to the Audit Committee. The Board made this determination based upon Mr. Seigel's knowledge of distribution processes and issues specific to the integration of highly acquisitive companies. The Audit Committee acts under a written charter adopted and approved by the Board of Directors in August 2000. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix D.

     The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent accountants. In addition, the Audit Committee is responsible for recommending to the Board of Directors that the financial statements be included in the Annual Report to shareholders.

     In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management, and has discussed with Arthur Andersen LLP, the independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen LLP with that firm.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     This report is respectfully submitted by the Audit Committee of the Board of Directors.

          William R. Fenoglio -- William T. Parr -- Richard M. Seigel

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the Russell 2000 Index and the Media General SIC Code 508 -- machinery, equipment and supplies -- Index for the period commencing on September 24, 1997 and ending on December 31, 2000.

                                                                              MACHINERY EQUIPMENT,
                                                 INDUSTRIAL DISTRIBUTION            SUPPLIES               RUSSELL 2000 INDEX
                                                 -----------------------      --------------------         ------------------
9/24/1997                                                100.00                      100.00                      100.00
9/30/1997                                                100.00                      100.00                      100.00
12/31/1997                                                74.70                       90.91                       96.65
3/31/1998                                                 88.99                       99.84                      106.37
6/30/1998                                                 73.81                       86.66                      101.41
9/30/1998                                                 30.06                       57.12                       80.98
12/31/1998                                                36.31                       56.71                       93.94
3/31/1999                                                 25.00                       51.73                       88.54
6/30/1999                                                 24.11                       55.92                      101.97
9/30/1999                                                 15.77                       50.13                       95.20
12/31/1999                                                15.48                       49.04                      112.35
3/31/2000                                                 14.29                       56.17                      119.98
6/30/2000                                                 12.50                       52.98                      115.06
9/30/2000                                                 14.29                       51.42                      115.92
12/31/2000                                                 8.33                       58.03                      107.50

Note: Base price date is 9/24/1997

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Arthur Andersen LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

AUDIT FEES

     Arthur Andersen LLP billed the Company aggregate fees of $275,500 for professional services rendered for the audit of financial statements for fiscal year 2000, and the reviews of financial statements included in Forms 10-Q filed during fiscal year 2000.

ALL OTHER FEES

     Arthur Andersen LLP billed the Company aggregate fees of $26,500 for all other services rendered to it during fiscal year 2000.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

     Any stockholder who wishes to present a proposal appropriate for consideration at the Company's 2002 Annual Meeting of Stockholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement no later than November 30, 2001 for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph, or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

     The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

     Stockholders are urged to fill in, date, and sign the accompanying form of proxy and return it to the Company as soon as possible.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /S/ JACK P. HEALEY
                                          Jack P. Healey
                                          Secretary

                                                                      APPENDIX A

                      INDUSTRIAL DISTRIBUTION GROUP, INC.

                    FIRST AMENDMENT TO AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

     This First Amendment to the Amended and Restated Industrial Distribution Group, Inc. Employee Stock Purchase Plan (the "Amendment") is made as of the 23rd day of March, 2001, by Industrial Distribution Group, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Company established the Industrial Distribution Group, Inc. Employee Stock Purchase Plan effective September 19, 1997, which was amended and restated on December 10, 1997 (the "Plan");

     WHEREAS, Section 6.5 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders; and

     WHEREAS, the Board of Directors has authorized and directed, subject to such stockholder approval, to increase by 500,000 the total number of Shares which may be granted or awarded under the Plan.

     NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the Plan is amended as follows:

          1. Section 4.1 is hereby amended by deleting the number "500,000" and replacing it with the number "1,000,000".

          2. This Amendment shall be effective as of the date set forth above. Except as hereby amended, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned does hereby execute this Amendment as of the date set forth above.

                                          INDUSTRIAL DISTRIBUTION GROUP, INC.

                                          By: /s/ PATRICK S. O'KEEFE
                                            ------------------------------------
                                            Patrick S. O'Keefe,
                                            President and Chief Executive
                                              Officer

                                                                      APPENDIX B

THE BYLAWS OF INDUSTRIAL DISTRIBUTION GROUP, INC. SHALL BE AMENDED BY DELETING
SECTION 3.2 OF ARTICLE THREE THEREOF IN ITS ENTIRETY AND REPLACING IN LIEU THEREOF THE FOLLOWING SECTION 3.2:

     "3.2 Number, Election and Term of Office. The number of directors shall be fixed by resolution of the Board of Directors or of the stockholders from time to time and, until otherwise determined, shall be three (3); provided, however, that the number of directors shall not at any time be less than three (3) or more than fifteen (15); and further provided, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The terms of office of the directors shall be staggered by dividing the total number of directors into three classes, with each class accounting for one-third, as near as may be, of the total number of directorships. The terms of directors in the first class shall expire at the first annual stockholders' meeting after their election, the terms of the second class shall expire at the second annual stockholders' meeting after their election, and the terms of the third class shall expire at the third annual stockholders' meeting after their election. At each annual stockholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. If the number of directorships is changed, any increase or decrease shall be so apportioned among the classes as to make all the classes as nearly equal in number as possible, and when the number of directorships is increased and newly created directorships are filled by the Board, the terms of the additional members shall expire at the next election by the stockholders of directors in the class in which such member was placed. Each director, except in the case of his or her earlier death, written resignation, retirement, disqualification or removal, shall serve for the duration of his or her term, as staggered, and thereafter until his or her successor, if there is to be one, shall have been elected and qualified."

                                                                      APPENDIX C

THE CERTIFICATE OF INCORPORATION OF INDUSTRIAL DISTRIBUTION GROUP, INC. SHALL BE AMENDED BY DELETING SECTION (B) OF ARTICLE EIGHTH THEREOF IN ITS ENTIRETY AND REPLACING IN LIEU THEREOF THE FOLLOWING SECTION (B):

     "(b) The directors shall be classified as Class I, Class II and Class III Directors and will initially serve one, two and three-year terms, respectively. At each annual meeting following the initial classification and election, the successors to the class of directors whose terms expire at that meeting shall be elected for a term of office to expire at the third succeeding annual meeting after their election. Directors shall hold office until their respective successors, if there be any, have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the person receiving a plurality of the votes cast with respect to an election to a position as a director shall be elected to the position. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide."

                                                                      APPENDIX D

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by:

     - Serving as an independent and objective party to monitor the Company's financial statements, financial reporting process and internal control system.

     - Reviewing and appraising the Company's outside auditors and internal financial management.

     - Providing an open avenue of communication among the Company's outside auditors, management, including internal financial management, and the Board.

     The Audit Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this Charter.

II. MEMBERSHIP REQUIREMENTS

     Members of the Audit Committee shall meet the following qualifications, or such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

     (A) Independence

     The Audit Committee shall be comprised of three or more directors as determined by the Board. Except as provided below, all members of the Audit Committee shall be free of any relationship to the Company that may interfere with the exercise their independence from management and the Company.

     In addition to the general requirement of independence described above, the following restrictions shall apply to the members of the Audit Committee:

          (1) Employees. A director who is an employee (including a non-employee executive officer) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment.

          (2) Business Relationship. A director (a) who is a partner, controlling stockholder, or executive officer of an organization that has a business relationship with the Company, or (b) who has a direct business relationship with the Company may serve on the Audit Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board will consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

          A "business relationship" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board determination after three years following the termination of, as applicable, either (x) the relationship between the organization with which the director is affiliated and the Company, (y) the relationship between the director and his or her partnership status, stockholder interest or executive officer position or (z) the direct business relationship between the director and the Company.

          (3) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

          (4) Immediate Family. A director who is a spouse, parent, child, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law or who shares the home of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

     Notwithstanding the preceding limitations, one director who is no longer an employee or who is an immediate family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Board determines in its business judgment that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders. This exception shall not apply to persons disqualified for any other reason described above.

     (B) Financial Literacy

     Each member of the Audit Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and at least one member of the Audit Committee must have accounting or related financial management expertise.

     (C) Election, Removal and Replacement

     The members of the Audit Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair.

     In the event a director becomes disqualified from membership on the Audit Committee, such director shall be removed as soon as practicable from service on the Audit Committee by the Board. In the event the removal, resignation, retirement, death or other termination of a director from service on the Audit Committee results in the Audit Committee comprising less than three members, the Board shall elect a new qualified director to the Audit Committee as soon as practicable. If such election to the Audit Committee requires the election by the shareholders of the Company or the directors of new director to the Board, the Company and the Board may consult with any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

III. MEETINGS AND GOVERNANCE

     The Audit Committee shall meet at least annually in connection with the Company's annual audit, or more frequently as circumstances dictate. In addition, the Audit Committee or its Chair shall meet to review the Company's quarterly or other interim financial statements, as appropriate. Such meetings may be held in or out of the presence of the Company's management, outside auditors or both, as appropriate. Other governance matters not addressed herein shall be governed by the Company's articles of incorporation or bylaws.

IV. DUTIES, RESPONSIBILITIES AND ACTIVITIES

     To fulfill its purpose, the Audit Committee has the following duties and responsibilities and shall engage in the following activities:

     (A) Review of Charter and Financial Statements and Reports

     The Audit Committee shall review the Company's financial statements, reports and other financial information, in conjunction with the Company's internal financial management and outside auditors, as appropriate. Such review shall include candid discussions of the quality -- not merely the acceptability -- of the Company's accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Audit Committee shall review:

     - The annual financial statements and any reports or other financial information, including any certification, report, opinion, or review rendered by the outside auditors.

     - Any quarterly or other interim financial statements and any reports or other financial information, including any certification, report, opinion, or review rendered by the outside auditors. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     - This Charter on an annual basis, or more frequently as circumstances dictate.

     - As circumstances dictate and as deemed necessary or advisable from time to time, any material internal financial reports to management prepared by internal financial management.

     - As circumstances dictate and as deemed necessary or advisable from time to time, any financial statements and any reports or other financial information, including any certification, report, opinion, or review by accountants, of the Company's franchisees.

     (B) Relationship with Outside Auditors

     The Audit Committee's and the Board's relationship with the Company's outside auditors shall governed by the following principles:

     - The Company's outside auditors are ultimately accountable to the Audit Committee and the Board.

     - The Audit Committee and the Board are ultimately responsible for selecting, evaluating and, where appropriate, replacing the Company's outside auditors.

     - The Audit Committee is responsible for ensuring receipt from the outside auditors of a formal written statement delineating all relationships between the outside auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee is further responsible for taking, or recommending that the Board take, appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     (C) Relationship with Company and Internal Financial Management

     The Audit Committee's and the Board's relationship with the Company's management, including its internal financial management, shall governed by the following principles:

     - The Audit Committee is responsible for reviewing the integrity of the Company's financial reporting process, both internal and external.

     - The Audit Committee is responsible for reviewing the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     - The Audit Committee is responsible for considering and approving, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the outside auditors or management, including internal financial management.

     (D) Audit Committee Report

     The Audit Committee shall prepare an Audit Committee Report annually in connection with the Company's annual audit. The Report shall address such matters as deemed appropriate by the Audit Committee, but shall state whether the Audit Committee:

     - Reviewed and discussed the Company's audited financial statements with management.

     - Discussed with the outside auditors such qualitative matters concerning the Company's accounting principles as applied in its financial reporting as are appropriate.

     - Received from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company.

     - Recommends to the Board that the Company's audited financial statements be included in the Company's public filings or other publicly available reports.

     The names of the members of the Audit Committee shall appear at the end of the Report.

     (E) Other Activities

     The Audit Committee may perform such activities from time to time, as the Board deems appropriate. Without limitation, such activities may be assigned to the Audit Committee because of the independence of its members.

                                   (IDG LOGO)

                                  COMMON STOCK
                     OF INDUSTRIAL DISTRIBUTION GROUP, INC.

                     THIS PROXY IS SOLICITED BY THE BOARD OF
                         DIRECTORS FOR THE MAY 16, 2001
                         ANNUAL MEETING OF STOCKHOLDERS.

         The undersigned hereby appoints Patrick S. O'Keefe and Jack P. Healey, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of INDUSTRIAL DISTRIBUTION GROUP, INC. (the "Company") to be held on May 16, 2001, and any adjournment or postponement thereof.

1. Amendment of the Amended and Restated Employee Stock Purchase Plan to provide for an increase in the number of shares of Common Stock, from 500,000 to 1,000,000, that may be purchased pursuant to the Plan.

         [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

2. Amendments to the Company's Bylaws and Certificate of Incorporation relating to the classification of the Board of Directors

         [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

3.       Election of directors

Class I (term expiring 2002):  David K. Barth, George L. Sachs, Jr.

____ FOR all nominees for director listed above (except as marked to the contrary).

____     WITHHOLD AUTHORITY to vote for all nominees listed above.

____ WITHHOLD AUTHORITY to vote for an individual nominee(s). Write name(s) below.

         ___________________________________________________

Class II (term expiring 2003): William J. Burkland, William R. Fenoglio, William T. Parr

____ FOR all nominees for director listed above (except as marked to the contrary).

____     WITHHOLD AUTHORITY to vote for all nominees listed above.

____ WITHHOLD AUTHORITY to vote for an individual nominee(s). Write name(s) below.

         ___________________________________________________

Class III (term expiring 2004): Patrick S. O'Keefe, Andrew B. Shearer, Richard M. Seigel

____ FOR all nominees for director listed above (except as marked to the contrary).

____     WITHHOLD AUTHORITY to vote for all nominees listed above.

____ WITHHOLD AUTHORITY to vote for an individual nominee(s). Write names(s) below.

          __________________________________________________

4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE AMENDMENTS TO THE BYLAWS AND CERTIFICATE OF INCORPORATION AND THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


                                  ----------------------------------------------
                                  Please sign this Proxy exactly as name appears on the Proxy.

                                  Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.


Date:  _________________________, 2001

                                  COMMON STOCK
                     OF INDUSTRIAL DISTRIBUTION GROUP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE MAY 16, 2001 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Patrick S. O'Keefe and Jack P. Healey, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of INDUSTRIAL DISTRIBUTION GROUP, INC. (the "Company") to be held on May 16, 2001, and any adjournment or postponement thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                      INDUSTRIAL DISTRIBUTION GROUP, INC.

                                  MAY 16, 2001



                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

              FOR all nominees for         WITHHOLD
               director at right          AUTHORITY
              (except as marked to    to vote for all nomi-    NOMINEES:
                 the contrary).       nees listed at right.    CLASS I   (term expiring 2002):
3. Election of                                                           David K. Barth
   Directors         [ ]                    [ ]                          George L. Sachs, Jr.
                                                               CLASS II  (term expiring 2003):
                                                                         William J. Burkland
                                                                         William R. Fenoglio
WITHHOLD AUTHORITY to vote for an individual nominee,                    William T. Parr
write name(s) below:                                           CLASS III (term expiring 2004):
                                                                         Patrick S. O'Keefe
                                                                         Andrew B. Shearer
                                                                         Richard M. Seigel
____________________________________________________________

1. Amendment of the Amended and Restated
   Employee Stock Purchase Plan to provide for
   an increase in the number of shares of Common        FOR    AGAINST   ABSTAIN
   Stock, from 500,000 to 1,000,000 that may be
   purchased pursuant to the Plan.                      [ ]      [ ]       [ ]

2. Amendments to the Company's Bylaws and
   Certificate of Incorporation relating to the
   classification of the Board of Directors.            [ ]      [ ]       [ ]

4. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

     THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE AMENDMENTS TO THE BYLAWS AND CERTIFICATE OF INCORPORATION AND THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL SO BE VOTED.





SIGNATURE _____________________  __________________________  DATE:________, 2001
                                  SIGNATURE IF HELD JOINTLY

NOTE: Please sign this Proxy exactly as name appears on this Proxy. When signing as attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

--------------------------------------------------------------------------------